                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 31, 2000


                          Commission File No. 0-26173

                             STUDENT ADVANTAGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                   04-3263743
       (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                      IDENTIFICATION
                                                                NUMBER)

                                 ---------------

                                280 SUMMER STREET
                           BOSTON, MASSACHUSETTS 02210
               (Address of Principal Executive Offices) (Zip Code)

                                 (617) 912-2000
              (Registrant's telephone number, including area code)
                                 --------------

ITEM 2.   Acquisition or Disposition of Assets

         On October 31, 2000, Student Advantage, Inc. (the "Company") completed its acquisition (the "Acquisition") of substantially all of the assets of CollegeClub.com, Inc., CollegeStudent.com, Inc. and Campus 24, Inc. On November 15, 2000, the Company filed a Current Report on Form 8-K (the "Current Report") to report the Acquisition. The purpose of this Amendment No. 1 to the Current Report on Form 8-K is to file the financial statements of the business acquired and the pro forma financial statements required by Item 7.

        The Company hereby amends Item 7 of the Current Report to read in its entirety as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of the Business Acquired.

         The required financial statements are attached hereto on pages 3 through 31.


         (b)      Pro Forma Financial Information.

         The required pro forma financial information is attached hereto on pages 30 through 34.

         (c)      Exhibits.

         2.1* Asset Purchase Agreement, dated as of August 21, 2000, by and among Student Advantage, Inc., CollegeClub.com, Inc., CollegeStudent.com, Inc. and Campus 24, Inc.

         2.2* Amendment No. 1 to the Asset Purchase Agreement, dated as of October 19, 2000, by and among Student Advantage, Inc., CollegeClub.com, Inc., CollegeStudent.com, Inc. and Campus 24, Inc.

         2.3* Asset Purchase Agreement, dated as of July 28, 2000, by and among Student Advantage, Inc., ESL Acquisition Co., eStudentLoan, LLC, CollegeStudent.com, Inc. and
                  CollegeClub.com, Inc.

         23.1     Consent of PricewaterhouseCoopers LLP.





-----------------------

*        Previously filed.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of CollegeClub.com, Inc.:


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of CollegeClub.com, Inc. and its subsidiaries (the "Company") at December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has filed a petition with the United States Bankruptcy Court for the Southern District of California under the provisions of Chapter 11 of the Bankruptcy Code that raises substantial doubt about its ability to continue as a going concern in its present form. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP


San Diego, California
February 11, 2000, except as to Note 17, which is as of April 18, 2000 and as to Note 2, which is as of August 21, 2000

Collegeclub.com, Inc.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1998 AND 1999

                                                                                           1998               1999
ASSETS
Current assets
   Cash and cash equivalents                                                           $    409,000       $ 29,740,000
   Accounts receivable, net                                                                 198,000          1,249,000
   Other current assets                                                                      18,000            164,000
                                                                                       ------------       ------------
         Total current assets                                                               625,000         31,153,000

Property and equipment, net                                                                 580,000          4,225,000
Advances to employees                                                                            --            100,000
Goodwill and other intangible assets, net                                                        --         19,561,000
Other assets                                                                                 46,000          1,393,000
                                                                                       ------------       ------------
         Total assets                                                                  $  1,251,000       $ 56,432,000
                                                                                       ============       ============
LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities
   Accounts payable                                                                    $  1,536,000       $  3,681,000
   Accrued interest                                                                          16,000             16,000
   Accrued wages, benefits and related taxes                                                167,000            563,000
   Accrued liabilities                                                                       45,000            858,000
   Software license deposit (Note 9)                                                        500,000                 --
   Current portion of long-term debt                                                      1,561,000                 --
   Current portion of capital lease obligation                                              782,000            622,000
   Deferred revenue                                                                              --            744,000
                                                                                       ------------       ------------
         Total current liabilities                                                        4,607,000          6,484,000

Accrued interest                                                                             74,000                 --
Capital lease obligation, net of current portion                                            160,000          1,348,000
Long-term debt                                                                              552,000              5,000
                                                                                       ------------       ------------
         Total liabilities                                                                5,393,000          7,837,000
                                                                                       ------------       ------------
Commitments and contingencies (Note 11 and 17)

Mandatorily redeemable preferred stock
   Preferred stock, $.001 par value, authorized 26,213,537 shares:
     Series A convertible preferred stock, designated 1,536,537 shares,
       1,536,516 shares issued and outstanding at December 31, 1998 and 1999;
       liquidation preference of $2,110,000                                               2,110,000          2,110,000
     Series B convertible preferred stock, designated 8,000,000 shares, none and
       7,409,566 shares issued and outstanding at December 31, 1998 and
       1999, respectively; liquidation preference of $21,120,000                                 --         16,478,000
     Series B-1 convertible preferred stock, designated 777,000 shares, none and 761,259 issued and outstanding at December 31, 1998
       and 1999, respectively; liquidation preference of $2,604,000                              --            521,000
     Series C convertible preferred stock, designated 12,700,000 shares, none and
       11,322,897 shares issued and outstanding at December 31, 1998 and
       1999, respectively; liquidation preference of $58,766,000                                 --         36,590,000
     Series C-1 convertible preferred stock, designated 1,700,000 shares, none and 1,636,977 shares issued and outstanding at December 31, 1998 and
       1999, respectively; liquidation preference of $8,496,000                                  --          5,664,000
                                                                                       ------------       ------------
                                                                                          2,110,000         61,363,000
Stockholders' deficit
   Common stock, $.001 par value, authorized 81,700,000 shares, 16,167,757 and
     19,972,895 shares issued and outstanding at
     December 31, 1998 and 1999, respectively                                                16,000             20,000
   Paid-in capital                                                                        4,426,000         31,070,000
   Unearned compensation                                                                 (1,457,000)        (8,856,000)
   Accumulated deficit                                                                   (9,237,000)       (35,002,000)
                                                                                       ------------       ------------
         Total stockholders' deficit                                                     (6,252,000)       (12,768,000)

         Total liabilities, mandatorily redeemable preferred stock and
           stockholders' deficit                                                       $  1,251,000       $ 56,432,000
                                                                                       ============       ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999

                                                                        1998               1999
                                                                        ----               ----
REVENUES, NET                                                       $    332,000       $  2,913,000

OPERATING EXPENSES
   Production and technology, excluding stock-based compensation         763,000          3,483,000
          expense of $98,000 and $231,000, respectively
   Selling and marketing, excluding stock-based compensation             930,000         12,503,000
          expense of $447,000 and $2,304,000, respectively
   General and administrative, excluding stock-based compensation        868,000          7,010,000
          expense of $611,000 and $1,616,000, respectively
   Depreciation and amortization                                         344,000          1,498,000
   Stock-based compensation                                            1,156,000          4,151,000
                                                                    ------------       ------------
                                                                       4,061,000         28,645,000
                                                                    ------------       ------------
         Loss from operations                                         (3,729,000)       (25,732,000)
                                                                    ------------       ------------
Other income (expense)
   Interest income                                                            --            186,000
   Interest expense                                                      (91,000)          (537,000)
   Other, net                                                             (3,000)           318,000
                                                                    ------------       ------------
Net loss                                                            $ (3,823,000)      $(25,765,000)
                                                                    ============       ============

Net loss per common share                                           $      (0.24)      $      (1.57)
                                                                    ============       ============
Basic and diluted common equivalent shares                            16,034,576         16,387,676
                                                                    ============       ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

Collegeclub.com, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999



                                                COMMON STOCK
                                            ---------------------          PAID-IN       UNEARNED       ACCUMULATED
                                            SHARES         AMOUNT          CAPITAL     COMPENSATION       DEFICIT          TOTAL
                                          ----------    ------------    ------------   -------------   -------------   ------------
Balance at December 31, 1997              15,565,417    $     16,000    $  2,570,000   $   (889,000)   $ (5,414,000)   $ (3,717,000)

Issuance of common stock for cash on
exercise of stock options                    302,307              --          66,000                                         66,000

Issuance of common stock for cash            300,033              --          66,000                                         66,000

Compensatory stock options (Note 14)                                       1,585,000        (568,000)                     1,017,000

Issuance of warrants                                                         139,000                                        139,000

Net loss                                                                                                 (3,823,000)     (3,823,000)
                                          ----------    ------------    ------------   ------------    ------------    ------------
Balance at December 31, 1998              16,167,757          16,000       4,426,000     (1,457,000)     (9,237,000)     (6,252,000)

Conversion of Series C convertible
preferred stock into common stock            277,500              --         960,000                                        960,000

Issuance of common stock associated
with the CollegeStudent acquisition
(Note 6)                                   3,479,724           4,000      12,036,000                                     12,040,000


Issuance of common stock for cash on
exercise of stock options                     29,670              --          34,000                                         34,000

Issuance of common stock for
services rendered                             18,244              --          63,000                                         63,000

Compensatory stock options (Note 14)                                      11,550,000     (7,399,000)                      4,151,000

Issuance of warrants (Notes 9, 10, 13
and 16)                                                                    2,001,000                                      2,001,000

Net loss                                                                                                (25,765,000)    (25,765,000)

                                          ----------    ------------    ------------   ------------    ------------    ------------
Balance at December 31, 1999              19,972,895    $     20,000    $ 31,070,000   $ (8,856,000)   $(35,002,000)   $(12,768,000)
                                          ==========    ============    ============   ============    ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

Collegeclub.com, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999

                                                                                        1998           1999
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                          $(3,823,000)   $(25,765,000)
   Adjustments to reconcile net loss to net cash used
     in operating activities
       Depreciation and amortization                                                     344,000       1,498,000
       Loss on disposition of asset                                                            -           1,000
       Non-cash compensation, expenses and gains                                       1,157,000       5,248,000
       Increase (decrease) in cash resulting from changes in
         Accounts receivable, net                                                       (190,000)       (873,000)
         Other current assets                                                            (18,000)       (766,000)
         Other assets                                                                    (45,000)     (1,259,000)
         Accounts payable                                                                882,000       1,404,000
         Accrued interest                                                                 76,000         225,000
         Accrued wages, benefits and related taxes                                       134,000         211,000
         Deferred revenue                                                                      -         744,000
         Software license deposit                                                        500,000        (500,000)
         Other accrued liabilities                                                       (51,000)        725,000
                                                                                     -----------    ------------
             Net cash used in operating activities                                    (1,034,000)    (19,107,000)
                                                                                     -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                                                  (256,000)     (2,209,000)
   Issuance of advances to employees                                                           -        (100,000)
   Cash acquired in business acquisition                                                       -         376,000
                                                                                     -----------    ------------
             Net cash used in investing activities                                      (256,000)     (1,933,000)
                                                                                     -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of convertible debt                                                  -      17,855,000
   Proceeds from issuance of long-term debt                                            1,622,000               -
   Proceeds from issuance of Series A convertible preferred stock                          2,000               -
   Proceeds from issuance of Series B convertible preferred stock                              -       6,515,000
   Proceeds from issuance of Series B-1 convertible preferred stock                            -         476,000
   Proceeds from issuance of Series C convertible preferred stock                              -      26,953,000
   Proceeds from issuance of common stock                                                132,000          34,000
   Payments on long-term debt                                                                  -        (602,000)
   Payments on capital lease obligation                                                  (57,000)       (860,000)
                                                                                     -----------    ------------
             Net cash provided by financing activities                                 1,699,000      50,371,000
                                                                                     -----------    ------------
             Net increase in cash                                                        409,000      29,331,000

Cash at beginning of year                                                                      -         409,000
                                                                                     -----------    ------------
Cash at end of year                                                                     $409,000     $29,740,000
                                                                                     ===========    ============
NON-CASH INVESTING AND FINANCING ACTIVITIES
   Acquisition of fixed assets through capital lease agreements                         $262,000      $1,882,000
                                                                                     ===========    ============
   Conversion of subordinated convertible notes and unpaid accrued
     interest to Series B convertible preferred stock                                                 $8,318,000
                                                                                                    ============
   Purchase of Campus 24, Inc. in exchange for Series B
     convertible preferred stock                                                                      $1,111,000
                                                                                                    ============
   Purchase of CollegeBeat.com, Inc. in exchange for Series B convertible
     preferred stock                                                                                    $425,000
                                                                                                    ============
   Issuance of Series B and B-1 convertible preferred stock in conjunction with in-kind contributions and equipment from strategic
     partnership                                                                                      $6,248,000
                                                                                                    ============

   Conversion of subordinated convertible notes to Series C
     preferred stock and unpaid accrued interest                                                     $10,597,000
                                                                                                    ============
   Conversion of Series C convertible preferred stock to common stock                                   $960,000
                                                                                                    ============
   Purchase of CollegeStudent.com, Inc. in exchange for Series C-1
     convertible preferred stock and common stock and forgiveness of debt                            $18,154,000
                                                                                                    ============
   Issuance of warrants                                                                 $139,000      $2,001,000
                                                                                     ===========   ============
   Services rendered in exchange for common stock                                                        $63,000
                                                                                                    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid for interest                                                                $55,000        $245,000
                                                                                     ===========   ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

Collegeclub.com, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999


1.       ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATIONS

         CollegeClub.com, Inc., formerly known as Public Online Communication Corporation (the "Company"), is an integrated communications and media Internet company that operates an online destination targeting college students. The Company derives revenues primarily from the sale of sponsorships, advertising and other promotional services and also generates fees from various commerce relationships.

2.       BANKRUPTCY

         On August 21, 2000 (the "Petition Date") CollegeClub.com, Inc. and certain of its subsidiaries filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (the "Bankruptcy Court"). These related proceedings are being jointly administered under the caption "In re CollegeClub.com, Inc.", Case No. 00-8305-A11. The following subsidiaries were not included in the bankruptcy filings: Versity.com, Inc. and IZIO Corporation. Simultaneously with the initial filing, a motion was filed seeking approval for the sale of substantially all the Company's and certain subsidiaries' assets to Student Advantage, Inc. ("Student Advantage").

         Under the Bankruptcy Code, actions to collect pre-petition indebtedness are stayed and other contractual obligations may not be enforced against the Company. In addition, the Company may reject executory contracts and lease obligations. Parties affected by these rejections may file claims with the Bankruptcy Court.

         The accompanying financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. However, as a result of the Chapter 11 filing and circumstances relating to this event, including the Company's losses from operations, such realization of assets and liquidation of liabilities is subject to significant uncertainty. While under the protection of Chapter 11, the Company may sell or otherwise dispose of assets, and liquidate or settle liabilities, for amounts other than those reflected in the financial statements. Further, any plan of reorganization or liquidation could materially change the amounts reported in the financial statements, which do not give effect to any adjustments of the carrying value of assets or liabilities that might be necessary as a consequence of a plan of reorganization. The appropriateness of using the going concern basis is dependent upon, among other things, the Company's decision to reorganize or liquidate, future profitable operations and the ability to generate sufficient cash from operations and financing arrangements to meet obligations.


3.       REINCORPORATION

         Effective September 28, 1999, the Company changed its state of incorporation from California to Delaware. There was no impact on the Company's financial condition or results of operations as a result of the reincorporation.


4.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

         REVENUE RECOGNITION
         Fees generated from sponsorships and other marketing programs are recognized on a straight-line basis over the life of each contract. Web site advertising revenue is recognized as the related impressions are displayed, provided that no significant obligations remain and collection of the related receivable is probable. Certain advertising arrangements include guarantees of a minimum number of impressions. For arrangements with guarantees, revenue is recognized based upon the lesser of: 1)

Collegeclub.com, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999

         ratable recognition over the period the advertising is displayed, provided that no significant Company obligations remain and collection of the receivable is probable, or 2) a pro-rata portion of contract revenue based upon impressions delivered relative to minimum guaranteed impressions to be delivered. Commerce revenue includes transaction-based fees earned from reselling products and services on behalf of the Company's business partners, which is recognized upon the completion of the underlying related contractual obligations.

         Web site professional services consist of domain development, enhancement and maintenance. Web site professional services revenue is recognized when the related services are performed provided no significant obligations remain and the collection of the related receivable is probable.

         Income from non-refundable one-time-charge licensed software is recognized when the program is shipped with a deferral for post-contract customer support. This deferral is recognized ratably over the support period. Any payments received in advance of revenue being earned are recorded as deferred revenue.

         CASH AND CASH EQUIVALENTS
         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 1999, the Company held $21,206,000 in interest bearing cash accounts. This amount is included in cash and cash equivalents, the fair value of which approximates cost.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, capital lease obligations and long-term debt. The carrying amounts of these instruments approximate fair value.

         ADVERTISING COSTS
         The cost of advertising is expensed as incurred. For the years ended December 31, 1998 and 1999, the Company incurred advertising expense of $5,000 and $1,407,000, respectively.

         CERTAIN RISKS AND CONCENTRATIONS
         The Company has a limited operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. The risks include failure to develop and extend the Company's online service brands, the rejection of the Company's services by Web consumers, vendors and/or advertisers, the inability of the Company to maintain and increase the levels of traffic on its online services, as well as other risks and uncertainties. In the event that the Company does not successfully implement its business plan, certain assets may not be recoverable.

         The Company's financial instruments that are subject to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables.

         At times, cash balances held at financial institutions were in excess of federally insured limits. To date, the Company has experienced no losses in connection with such deposits.

         The Company's customers are concentrated in the United States. The Company generally does not require collateral. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of accounts receivable.

         For the year ended December 31, 1999, the Company had sales to one customer which represented 17% of total net revenues.

         As of December 31, 1999, the Company had amounts due from three major customers, which represented 61% of the net accounts receivable.

         EARNINGS (LOSS) PER COMMON SHARE
         Basic earnings (loss) per common share is calculated by dividing net income (loss) for the period by the weighted-average number of common shares outstanding during the period. Diluted earnings per common share is calculated by dividing net income (loss) for the period by the weighted-average number of common shares outstanding during the period, increased by dilutive potential common shares ("dilutive securities") that were outstanding during the period. Dilutive securities include the Company's Series A convertible preferred stock, Series B convertible preferred stock, Series B-1 convertible preferred stock, Series C convertible preferred stock, Series C-1 convertible preferred stock, options issued under the Company's 1996 Stock Option Plan and warrants to purchase stock as may be issued by the Company from time to time. Dilutive securities are included in the calculation of diluted earnings per common share using

Collegeclub.com, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999

         the treasury stock method. During the years ended December 31, 1998 and 1999, all dilutive securities were excluded from the calculation of diluted loss per share, as their effect would have been antidilutive.

         PROPERTY AND EQUIPMENT
         Property and equipment are recorded at cost less accumulated depreciation. Depreciation of property and equipment is provided over their estimated useful lives, generally two to three years, using the straight-line method. Repair and maintenance costs are expensed as incurred. The Company periodically evaluates the recoverability of its long-lived assets based on expected undiscounted cash flows and recognizes impairments, if any, based on expected discounted future cash flows.

         INTANGIBLE ASSETS
         Intangible assets consists of goodwill resulting from acquired businesses, technology and strategic contracts, all of which are being amortized over the estimated useful lives of two and one-half to three years using the straight-line method. Amortization expense totaled $786,000 for the year ended December 31, 1999. Intangible assets are reviewed for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable.


         ACCOUNTING FOR STOCK-BASED COMPENSATION
         The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair value of the Company's common stock at the date of grant. If the Company issues options to employees in fixed amounts and with fixed exercise prices at less than the fair value of the Company's common stock, compensation expense is recorded for such difference over the period the related options are earned. The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, through disclosure only (Note 14). All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123.

         INCOME TAXES
         Current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax credits and loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         COMPREHENSIVE INCOME
         The Company reports all components of comprehensive income in the financial statements in the period in which they are recognized. During the years ended December 31, 1998 and 1999, the Company did not have any components of comprehensive income other than net loss.

         SEGMENT INFORMATION
         Management has determined that its operations can be aggregated into one reportable segment. Additionally, as the Company operates its Web site within the U.S., no segment disclosures, other than sales to significant customers, have been included in the accompanying notes to the consolidated financial statements.

         RECLASSIFICATIONS
         Certain reclassifications were made to prior year's consolidated financial statements to conform to the current year presentation.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Collegeclub.com, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999

         NEW ACCOUNTING PRONOUNCEMENTS

         The SEC issued Staff Accounting Bulletin 101 (SAB 101) in December 1999. SAB 101 provides guidance on the recognition and disclosure of revenue in financial statements. The Company has assessed that its current revenue recognition policies are in accordance with SAB 101.

5.       COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

         ACCOUNTS RECEIVABLE
                                              1998             1999

Accounts receivable                       $   198,000      $ 1,404,000
Less allowance for doubtful accounts               --         (155,000)
                                          -----------      -----------
                                          $   198,000      $ 1,249,000
                                          ===========      ===========

         PROPERTY AND EQUIPMENT
                                       1998              1999

Computers and software             $ 1,138,000       $ 4,890,000
Equipment                              200,000           370,000
Furniture and fixtures                  83,000           385,000
Leasehold improvements                   3,000           131,000
                                   -----------       -----------
                                     1,424,000         5,776,000
Less accumulated depreciation         (844,000)       (1,551,000)
                                   -----------       -----------
Property and equipment, net        $   580,000       $ 4,225,000
                                   ===========       ===========

         Depreciation expense with respect to property and equipment for the years ended December 31, 1998 and 1999 was $344,000 and $709,000, respectively. Included in the table above at December 31, 1998 and 1999 are property and equipment under capital leases of $1,137,000 and $3,019,000, respectively, with accumulated depreciation of $740,000 and $1,267,000, respectively.

         GOODWILL AND INTANGIBLE ASSETS
                                                                         1998              1999

Goodwill                                                              $      --        $ 10,861,000
Technology                                                                   --           4,743,000
Strategic contracts                                                          --           4,743,000
                                                                      ---------        ------------
                                                                             --          20,347,000
Less accumulated amortization                                                --            (786,000)
                                                                      ---------        ------------
                                                                      $      --        $ 19,561,000
                                                                      =========        ============

Collegeclub.com, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999

         ACCRUED LIABILITIES
                                          1998          1999

Accrued legal settlement (Note 12)      $      -      $500,000
Other                                     45,000       358,000
                                        --------      --------
                                        $ 45,000      $858,000
                                        ========      ========

6.       ACQUISITIONS

         COLLEGEBEAT.COM, INC.
         In June 1999, the Company acquired the assets of CollegeBeat.com, Inc., which primarily maintained a Web site that offered college students free e-mail access and other online services. The purchase price was equal to $250 per active user acquired through February 15, 2000. Based upon the users acquired, the Company issued a total of 100,087 shares of Series B convertible preferred stock with an estimated fair value of $425,000.

         The acquisition was accounted for as a purchase. The purchase price was allocated to identifiable assets of approximately $5,000 based on their estimated fair value, with the excess of the purchase price over the fair value of such assets reflected as goodwill of approximately $420,000, which is being amortized over three years.

         CAMPUS 24, INC.
         In July 1999, the Company acquired all outstanding shares of common and preferred stock of Campus 24, Inc. ("Campus 24"), a Delaware Corporation that commenced operations in February 1999 that primarily administered a Web site that facilitated person-to-person trading of personal items in an auction format.

         In consideration, the Company issued 389,925 shares of Series B convertible preferred stock with an estimated fair value of approximately $1,111,000. The acquisition was accounted for as a purchase with goodwill being amortized over a period of three years.

         The purchase price was allocated to identifiable assets and liabilities based on their estimated fair values, with the excess of the purchase price over the fair value of such net assets acquired reflected as goodwill, as follows:

Cash                        $  176,000
Other current assets             1,000
Property and equipment          22,000
Other assets                     1,000
Goodwill                       911,000
                            ----------
                            $1,111,000
                            ==========

         The unaudited pro forma results of operations below represents the effect on the Company's results of operations as if the acquisition of Campus 24 had occurred on January 1, 1999, instead of on the acquisition date.

Net revenue                    $  2,915,000
Net loss                       $(26,165,000)
Net loss per common share      $      (1.60)

         CollegeStudent.com, Inc.
         In December 1999, the Company acquired all outstanding shares of common and preferred stock of CollegeStudent.com, Inc. ("CollegeStudent"), a business that primarily maintains a Web site focused on developing online campus communities that provide student-oriented material for the college market targeted to college students.

         The Company also assumed all outstanding stock options. In conjunction with the acquisition all outstanding warrants to purchase common shares of CollegeStudent were canceled.

Collegeclub.com, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999

         In consideration, the Company issued 1,636,977 shares of Series C-1 convertible preferred stock with an estimated fair value of approximately $5,664,000 and 3,479,724 shares of common stock with an estimated fair value of approximately $12,040,000. The acquisition was accounted for as a purchase.

         The purchase price was allocated to identifiable assets and liabilities based on their estimated fair values, with the excess of the purchase price over the fair value of the net liabilities acquired reflected as intangible assets, as follows:

Cash                         $    200,000
Other current assets              209,000
Property and equipment            110,000
Other assets                       90,000
Technology                      4,743,000
Strategic relationships         4,743,000
Goodwill                        9,486,000
Liabilities assumed            (1,227,000)
                             ------------
Purchase price               $ 18,354,000
                             ============

         The unaudited pro forma results of operations below represents the effect on the Company's results of operations for the years ended December 31, 1998 and 1999 as if the acquisition of CollegeStudent had occurred as of January 1, 1998, instead of on the acquisition date.

                                                                                   1998
                                                                                (UNAUDITED)
Net revenue                                                                     $    599,000
Net loss                                                                        $(10,972,000)
Net loss per common share                                                       $      (0.56)

                                                                                   1999
                                                                                (UNAUDITED)
Net revenue                                                                     $  4,047,000
Net loss                                                                        $(34,154,000)
Net loss per common share                                                       $      (1.72)


7.       LETTER OF CREDIT

         The Company was extended an irrevocable standby letter of credit of $1,000,000 by a bank, which acts as an additional security for the Company's San Diego office lease agreement. The letter of credit is automatically renewed until the end of the lease term of November 2006. As a condition, the bank required the Company to invest $1,000,000 in the form of a 30-day certificate of deposit that will continue to roll over for the term of the lease.


8.       STRATEGIC RELATIONSHIP

         During September 1999, the Company entered into an agreement with a strategic partner and a number of the partner's affiliates. The agreement called for an equity investment by the partner, whereby the Company sold to the partner 1,769,922 shares of Series B convertible preferred stock at a price of $2.85 per share and 761,259 shares of Series B-1 convertible preferred stock at a price of $3.42 per share in exchange for $1,400,000 in cash, $130,000 of tangible equipment and a commitment to deliver certain proprietary advertising content and promotional items from the partner as well as online promotion throughout the partner's network of Web sites for a period of three years. The estimated fair value of the future promotional commitments of approximately $6,118,000 has been recorded as a reduction of convertible preferred stock and will be recognized as selling and marketing expense as the services are delivered.

CollegeClub.com, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 and 1999


9.       SOFTWARE AGREEMENT

         In November 1998, the Company entered into a software agreement with a note holder whereby the Company agreed to license an Internet product suitable for marketing to the agricultural industry and other prospective customers in a form and format essentially the same as has been developed for the Company's Web site. In consideration for the software, the Company received $500,000 in cash and upon delivery, the note holder forgave $800,000 of previously issued promissory notes. In conjunction with the sale, the Company issued warrants to purchase 885,129 shares of common stock at $0.22 per share. The estimated fair value of the warrants of $800,000, determined using the Black Scholes option pricing model, was recorded as a reduction of revenues under the agreement for the year ended December 31, 1999.

         Under the terms of the agreement, the note holder was entitled to additional warrants if the Company did not obtain at least $3,000,000 of financing by a specified date. The Company did not obtain the required financing; however, the number of warrants to be issued had been in dispute. In January 2000, the parties agreed in principal for the Company to issue additional warrants to purchase 265,538 shares of the Company's common stock at $0.22 per share. The estimated fair value of approximately $918,000 is included in general and administrative expense in the Company's statement of operations for the year ended December 31, 1999.

         As a result of issuing the additional warrants, the Company issued 4,461, 1,919, 25,966 and 23,089 shares of Series B convertible preferred stock, Series B-1 convertible preferred stock, Series C convertible preferred stock and common stock, respectively, to comply with anti-dilution agreements with certain stockholders. The estimated fair value of those additional shares, $226,000, in aggregate, will be included in general and administrative expense in the Company's statement of operations for the year ending December 31, 2000.


10.      LONG TERM DEBT

         Long-term debt consists of the following:

                                                                             1998               1999
             10% subordinated convertible notes, principal and
             interest due April 30, 1999                                $      34,000      $           -

             8% subordinated convertible notes, principal and
             interest due December 31, 1999                                 1,527,000                  -

             8% subordinated convertible notes, principal and
             interest due June 30, 2000                                        25,000                  -

             10% notes payable, principal and interest due
             December 31, 2005                                                527,000                  -

             10% notes payable, principal and interest due
             April 12, 2001                                                         -              5,000
                                                                        ---------------    ----------------

                                                                            2,113,000              5,000
             Less current portion                                          (1,561,000)                 -
                                                                        ---------------    ----------------

                  Total long-term debt                                  $     552,000      $       5,000
                                                                        ---------------    ----------------

At December 31, 1998, notes payable consisted of borrowings from related parties. As a result of financing obtained in June 1999, principal and accrued interest of $527,000 and $91,000, respectively, was paid to the noteholders.

During 1999, the Company issued approximately $6,596,000 in subordinated convertible notes, which bore interest at a rate equal to 8% per annum. In June 1999, all outstanding subordinated convertible notes were voluntarily converted into 2,941,689 shares of Series B convertible preferred stock at a rate equal to one share per $2.85 of principal and interest payable, or approximately $8,384,000. In conjunction with this conversion, the noteholders were issued warrants to purchase

CollegeClub.com, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 and 1999


128,638 shares of Series B convertible preferred stock at $2.85 per share, which expire in June 2004. The estimated fair value of these warrants of $69,000, determined using the Black Scholes option pricing model, is included in the net loss for the year ended December 31, 1999. Also during 1999, the Company issued approximately $10,460,000 in subordinated convertible notes, which bore interest at a rate equal to 10% per annum. Such subordinated convertible notes were voluntarily converted into 3,062,825 shares of Series C convertible preferred stock at a rate equal to one share per $3.46 of principal and interest payable, or approximately $10,597,000. In conjunction with this conversion, the noteholders were issued warrants to purchase 151,155 shares of Series C convertible preferred stock at $3.46 per share, which expire in October 2004. The estimated fair value of these warrants of $68,000, determined using the Black Scholes option pricing model, is included in the net loss for the year ended December 31, 1999.



11.      COMMITMENTS AND CONTINGENCIES

         LEASE COMMITMENTS

         The Company currently leases property and equipment under non-cancelable capital leases and office facilities under operating leases. Capital leases are collateralized by the underlying equipment.

         Future minimum commitments as of December 31, 1999 are as follows:

                                                                           CAPITAL           OPERATING
             YEAR ENDING DECEMBER 31,                                       LEASES             LEASE
                  2000                                                  $     874,000      $     844,000
                  2001                                                        766,000            742,000
                  2002                                                        763,000            667,000
                  2003                                                         47,000            691,000
                  2004                                                              -            714,000
                  Thereafter                                                        -          1,435,000
                                                                        ---------------    ---------------

                                                                            2,450,000      $   5,093,000
                                                                                           ---------------
                  Less imputed interest                                      (480,000)
                                                                        ---------------

                  Present value of net minimum lease
                      payments                                              1,970,000
                  Less current portion                                       (622,000)
                                                                        ---------------

                  Long-term capital lease obligation                    $   1,348,000
                                                                        ---------------


Rent expense under all operating leases for the years ended December 31, 1998 and 1999 was $77,000 and $595,000, respectively.

LEASE SETTLEMENTS
The Company is currently finalizing negotiations with various lessors to settle amounts due for capital leases, which were in default. As of December 31, 1999, the principal portion of capital leases in default was $69,000, which is included in the current portion of leases payable.

JOINT MARKETING AGREEMENT
In June 1999, the Company entered into a joint marketing agreement with a company that primarily develops and sells student planners. Under the terms of the agreement, the Company is required to issue up to 71,052 shares of the Series B convertible preferred stock as consideration for providing marketing initiatives for the Company's online services in connection with the student planners and the Company's registered users. These shares will be issued based on agreed upon performance targets as the student planners are delivered and the users are registered. The Company will account for this agreement pursuant to the provisions of EITF No.96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for

CollegeClub.com, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 and 1999


Acquiring, or in Conjunction with Selling, Goods or Services, and will recognize the fair value of the shares issued as selling and marketing expense as the student planners are delivered and the users are registered.

In addition, the Company is required to pay $3.00 for every new user brought in by additional marketing efforts performed by the said business.

12.       LEGAL PROCEEDINGS

         In December 1999, the Company settled and subsequently paid $500,000 to a competitor who filed a complaint against the Company for, among other things, false advertising and interference with contractual relationships.

         The Company is also, from time to time, subject to legal proceedings and claims, which arise, in the normal course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

13.      CONVERTIBLE PREFERRED STOCK AND WARRANTS

         STOCK SPLIT
         Effective August 1999, the Board of Directors approved a three-for-one stock split. All share and per share information in the consolidated financial statements has been adjusted to reflect the stock split on a retroactive basis.

         PREFERRED STOCK
         The Series A convertible preferred ("Series A") stockholders, Series B convertible preferred ("Series B") stockholders, Series B-1 convertible preferred ("Series B-1") stockholders, Series C convertible preferred ("Series C") stockholders, Series C-1 convertible preferred ("Series C-1") stockholders and Series C-2 convertible preferred ("Series C-2") stockholders have the following rights and privileges:

         DIVIDENDS
         The Series A, Series B, Series B-1, Series C, Series C-1 and Series C-2 stockholders are not entitled to receive any dividends unless declared by the Company's Board of Directors. In the event that dividends are declared by the Company's Board of Directors, the Series A, Series B, Series B-1, Series C, Series C-1 and Series C-2 stockholders are entitled to receive dividends in cash at the rate per annum of $0.1099, $0.2280, $0.2736, $0.2768, $0.2768 and $0.2768, respectively.

         LIQUIDATION PREFERENCES
         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change in control, the Series C, Series C-1 and Series C-2 stockholders will receive prior to and in preference of any payment to the Series A, Series B and Series B-1 stockholders and the holders of common stock, an amount of $5.19 per share for Series C and for Series C-1 and $5.07 for Series C-2 for one year after the issuance of the Series C and thereafter, $3.46 per share, as adjusted to reflect any subsequent stock dividends, stock splits or recapitalizations, and all declared and unpaid dividends to the data fixed for distribution. The Series A, Series B and Series B-1 stockholders are entitled to receive, out of the assets of the Company available for distribution to its shareholders, in preference to the holders of the common stock, an amount of $1.37, $2.85 and $3.42 per share of Series A, Series B and Series B-1 stock then outstanding, respectively, as adjusted to reflect any subsequent stock dividends, stock splits or recapitalizations, and all declared and unpaid dividends to the date fixed for distribution. The remaining assets of the Company following the initial distribution to the preferred stockholders shall be distributed among the holders of common stock pro rata based on the number of shares of common stock held by each such holder.

         ANTIDILUTION
         The conversion price of each series of preferred stock is subject to adjustment in the event the Company issues additional shares of our capital stock for consideration less than the conversion price then in effect. For the first year following the issuance of the Series C, the conversion price will be reduced to equal the applicable consideration paid in any subsequent issuance, to a minimum conversion price of $2.85. Thereafter, the adjustment will be made according to a broad-based, weighted average formula. The weighted average formula is based on outstanding shares of common stock (including outstanding stock options), Series A, Series B, Series B-1 and Series C on a fully-diluted basis. No adjustment will be made, however, in connection with issuances of common stock (i) upon conversion of preferred stock,
         (ii) to employees, consultants and directors at not less than fair market value and otherwise on terms approved by the board of directors,
         (iii) as a dividend or distribution on the preferred stock, (iv) in connection with issuances of capital stock at fair market value as consideration in

CollegeClub.com, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 and 1999


         an acquisition or asset purchase approved by the board of directors, and (v) in connection with any borrowing from a commercial lending institution or in connection with the lease of equipment or property approved by the board of directors.

         VOTING
         Each holder of the Series A, Series B, Series B-1, Series C and Series C-2 stock is entitled to a number of votes equal to the number of shares of common stock into which each share of such stock is convertible. The shares of the Series C-1 are non-voting, except as required by law.

         CONVERSION
         Holders of the Series A, Series B, Series B-1, Series C, Series C-1 and Series C-2 may convert their shares into common stock at any time following the date of issuance of such share at the then applicable conversion rate and without payment of further consideration into fully paid and nonassessable shares of common stock of the Company.

         AUTOMATIC CONVERSION
         Each share of Series A, Series B, Series B-1, Series C and Series C-1 will convert automatically into common stock upon written consent of the majority of holders or in the event of a firm commitment initial public offering of common stock with aggregate gross proceeds of at least $20,000,000, provided that the per share public offering price (before any underwriting commissions) is at least 1.75 times the applicable Series C conversion price. Each share of Series C-2 will convert automatically into common stock upon written consent of the majority of holders or in the event of the completion of an initial public offering with aggregate gross proceeds of at least $20,000,000, provided that the per share public offering price (before any underwriting commissions) is at least $6.05.

         The following summarizes issuances of convertible preferred stock for the two years in the period ended December 31, 1999:

                                                                      SERIES A                SERIES B
                                                                    CONVERTIBLE               CONVERTIBLE
                                                                  PREFERRED STOCK            PREFERRED STOCK
                                                                 SHARES       AMOUNT       SHARES        AMOUNT
Balance at December 31, 1997                                    1,535,060   $2,108,000

Issuance of Series A convertible preferred stock for cash           1,456        2,000
                                                                ---------   ----------
Balance at December 31, 1998                                    1,536,516    2,110,000

Issuance of Series B convertible preferred stock for
cash, less direct costs incurred upon issuance of $681,000                                2,195,662    $5,579,000

Issuance of Series B convertible preferred stock upon
conversion of subordinated convertible notes and unpaid
accrued interest (Note 10)                                                                2,941,689     8,318,000

Issuance of Series B convertible preferred stock for
services rendered                                                                             4,386        13,000

Issuance of Series B convertible preferred stock
associated with Campus 24, Inc. acquisition (Note 6)                                        389,925     1,111,000

Issuance of Series B convertible preferred stock
associated with CollegeBeat, Inc. acquisition (Note 6)                                      100,087       425,000

Issuance of Series B convertible preferred stock
associated with joint marketing agreement (Note 11)                                           7,895        23,000

Issuance of Series B and B-1 convertible preferred stock
associated with strategic partnership agreement (Note 8)                                  1,769,922     1,009,000

Issuance of Series C convertible preferred stock for cash, less direct costs incurred upon issuance of $2,587,000

Issuance of Series C convertible preferred stock upon conversion of subordinated convertible notes and unpaid accrued interest (Note 10)

Conversion of Series C convertible preferred stock into common stock

Issuance of Series C-1 convertible preferred stock associated with CollegeStudent acquisition (Note 6)

                                                                ---------   ----------    ---------    -----------
Balance at December 31, 1999                                    1,536,516   $2,110,000    7,409,566    $16,478,000
                                                                ---------   ----------    ---------    -----------

                                                                SERIES B-1                SERIES C
                                                               CONVERTIBLE               CONVERTIBLE
                                                               PREFERRED STOCK          PREFERRED STOCK
                                                              SHARES     AMOUNT     SHARES         AMOUNT
Balance at December 31, 1997

Issuance of Series A convertible preferred stock for cash

Balance at December 31, 1998

Issuance of Series B convertible preferred stock for cash, less direct costs incurred upon issuance of $681,000

Issuance of Series B convertible preferred stock upon conversion of subordinated convertible notes and unpaid accrued interest (Note 10)

Issuance of Series B convertible preferred stock for services rendered

Issuance of Series B convertible preferred stock associated with Campus 24, Inc. acquisition (Note 6)

Issuance of Series B convertible preferred stock associated with CollegeBeat, Inc. acquisition (Note 6)

Issuance of Series B convertible preferred stock associated with joint marketing agreement (Note 11)

Issuance of Series B and B-1 convertible preferred stock
associated with strategic partnership agreement (Note 8)       761,259   $521,000

Issuance of Series C convertible preferred stock for
cash, less direct costs incurred upon issuance of $2,587,000                         8,537,572    $26,953,000

Issuance of Series C convertible preferred stock upon
conversion of subordinated convertible notes and unpaid
accrued interest (Note 10)                                                           3,062,825     10,597,000

Conversion of Series C convertible preferred stock into                               (277,500)      (960,000)
common stock

Issuance of Series C-1 convertible preferred stock associated with CollegeStudent acquisition (Note 6)

                                                               -------   --------   ----------    -----------
Balance at December 31, 1999                                   761,259   $521,000   11,322,897    $36,590,000
                                                               -------   --------   ----------    -----------

                                                                   SERIES C-1
                                                                  CONVERTIBLE
                                                                 PREFERRED STOCK
                                                              SHARES       AMOUNT
Balance at December 31, 1997

Issuance of Series A convertible preferred stock for cash

Balance at December 31, 1998

Issuance of Series B convertible preferred stock for cash, less direct costs incurred upon issuance of $681,000

Issuance of Series B convertible preferred stock upon conversion of subordinated convertible notes and unpaid accrued interest (Note 10)

Issuance of Series B convertible preferred stock for services rendered

Issuance of Series B convertible preferred stock associated with Campus 24, Inc. acquisition (Note 6)

Issuance of Series B convertible preferred stock associated with CollegeBeat, Inc. acquisition (Note 6)

Issuance of Series B convertible preferred stock associated with joint marketing agreement (Note 11)

Issuance of Series B and B-1 convertible preferred stock associated with strategic partnership agreement (Note 8)

Issuance of Series C convertible preferred stock for cash, less direct costs incurred upon issuance of $2,587,00

Issuance of Series C convertible preferred stock upon conversion of subordinated convertible notes and unpaid accrued interest (Note 10)

Conversion of Series C convertible preferred stock into common stock

Issuance of Series C-1 convertible preferred stock
associated with CollegeStudent acquisition (Note 6)           1,636,977   $5,664,000
                                                              ---------   ----------
Balance at December 31, 1999                                  1,636,977   $5,664,000
                                                              ---------   ----------

         WARRANTS
         In exchange for services rendered during the year ended December 31, 1999, the Company issued warrants to purchase 268,773 shares of Series B convertible preferred stock, 313,214 shares of Series C convertible preferred stock, and 366,000 shares of common stock. In connection with a lease commitment, the Company issued warrants to purchase 60,000 shares of Series B convertible preferred stock. The warrants are generally immediately vested, have exercise prices ranging from $0.22 to $3.56 per share and expire between January 2002 and September 2006. The Company recorded the fair value of these warrants at their fair values determined using the Black Scholes option pricing model.


14.      STOCK OPTION PLAN

         The 1996 Stock Option Plan (the "Plan") permits the granting of incentive and non-statutory stock options to the Company's employees, consultants, and directors. 12,900,000 shares of common stock are reserved under the Plan. Any person who is not an employee on the effective date of grant of an option may be granted only a non-statutory stock option. Incentive stock options may be granted for a term not to exceed ten years, and generally vest over a five year period.

         The following table summarizes stock option activity for the years ended December 31, 1998 and 1999:

                                                                                               WEIGHTED-
                                                                                                AVERAGE
                                                                                               EXERCISE
                                                                             SHARES              PRICE

             Outstanding, December 31, 1997                                  3,855,621           $0.22
                  Granted                                                    1,773,588           $0.22
                  Exercised                                                   (302,307)          $0.22
                  Canceled                                                    (225,111)          $0.22
                                                                            ----------

             Outstanding, December 31, 1998                                  5,101,791           $0.22
                  Granted                                                    7,418,787           $1.07
                  Exercised                                                   (174,005)          $0.58
                  Canceled                                                    (624,503)          $0.39
                                                                            ----------

             Outstanding, December 31, 1999                                 11,722,070           $0.74
                                                                            ==========

         The following table summarizes information regarding options outstanding and exercisable at December 31, 1999:

                                                           WEIGHTED-
                                                            AVERAGE                             WEIGHTED-
                                                           REMAINING                             AVERAGE
                  EXERCISE              OPTIONS           CONTRACTUAL          OPTIONS          EXERCISE
                   PRICES             OUTSTANDING         AGE (YEARS)        EXERCISABLE          PRICE
                    $0.22                6,840,018            8.03             3,618,116          $0.22
                    $0.34                  229,272            9.92               229,272          $0.34
                    $0.86                  419,679            9.54                24,697          $0.86
                    $1.14                  868,483            9.61               292,080          $1.14
                    $1.43                  236,349            9.69                45,000          $1.43
                    $1.71                1,370,948            9.64                 5,400          $1.71
                    $1.83                  150,861            9.70               124,044          $1.83
                    $1.92                   43,605            9.46                32,703          $1.92
                    $2.00                1,562,855            9.87                 8,934          $2.00
                                       -----------                            ----------
                                        11,722,070            9.50             4,380,246          $0.37
                                       ===========                            ==========

         During 1998 and 1999, the Company recorded $1,156,000 and $4,151,000, respectively, in compensation expense for certain options to purchase shares of common stock granted to employees and non-employees. The valuation of the options granted to non-employees is estimated using the Black-Scholes option pricing model.

         Unearned compensation has been charged for the value of options granted to employees on the measurement date based on the intrinsic value method. These amounts are amortized over the vesting period. The unamortized portion of unearned compensation is shown as a reduction of stockholders' equity in the accompanying consolidated balance sheet.

         If the Company had elected to recognize compensation expense based upon the fair value at the grant date for employee awards under this plan, the Company's pro forma net loss would be changed to $(3,826,000) and $(26,177,000) for the years ended December 31, 1998 and 1999, respectively. Basic and diluted net loss per share would not have changed from the amounts reported for the year ended December 31, 1998. For the year ended December 31, 1999, the basic and diluted net loss per share would have changed to $(1.60). The fair value of employee stock options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions for the years ended December 31, 1998 and 1999: dividend yield of 0%, expected volatility of 0%, risk free interest rates of approximately 4.6% to 7.6% and expected lives of three years.


15.      INCOME TAXES

         Deferred tax assets comprise the following:

                                                                              1998                1999
             Net operating loss carryforwards                            $   2,202,000      $    10,227,000
             Nonqualified stock options                                        920,000            1,650,000
             Software license deposit                                          199,000                    -
             Accruals and other                                                 29,000              395,000
             Depreciation                                                       95,000              (47,000)
                                                                         ---------------    -----------------

                                                                             3,445,000           12,225,000
             Less valuation allowance                                       (3,445,000)         (12,225,000)
                                                                         ---------------    -----------------

                  Net deferred tax asset                                 $           -      $             -
                                                                         ===============    =================

         Based upon the lack of prior earnings history of the Company and other available evidence, management has recorded a full valuation allowance for deferred tax assets as it is more likely than not that such assets will not be realized.

         The reconciliation of income tax computed by applying the statutory federal income tax rate (34%) to loss before income taxes to the Company's actual income tax provision is as follows:

                                                                             1998                 1999

         Benefit computed at statutory federal rate                     $   1,299,000       $   8,699,000
         State income tax benefits, net of federal effect                     202,000           1,261,000
         Meals and entertainment disallowed and other                          (1,000)           (162,000)
         Nondeductible stock option compensation                             (105,000)           (879,000)
         Nondeductible goodwill                                                     -            (239,000)
         Increase in valuation allowance                                   (1,395,000)         (8,680,000)
                                                                        ----------------    -----------------
         Tax expense                                                    $           -       $           -
                                                                        ================    =================

         At December 31, 1999, the Company has federal and California net operating loss carryforwards of approximately $25,807,000 and $25,802,000, respectively, which expire beginning in 2011 and 2004, respectively.

         Pursuant to Section 382 of the Internal Revenue Code, annual use of the Company's net operating losses will be limited due to cumulative changes in ownership. However, management does not expect that the annual limitation will result in any loss of tax benefits.


16.      RELATED PARTY TRANSACTIONS

         TRANSACTIONS WITH EMPLOYEES
         In June 1999, the Company entered into an agreement with an employee whereby the employee borrowed $100,000 in exchange for a promissory note. The principal and interest at a rate equal to 4.98% per annum, are payable June 2002.

         STOCKHOLDER'S SALES
         The Company sells Web site advertising through a stockholder of the Company. During the years ended December 31, 1998 and 1999, gross sales of $113,000 and $437,000 respectively, were sold to third parties through the stockholder. The stockholder was paid commissions of $30,000 and $133,000 respectively, related to these sales.

         SETTLEMENT AGREEMENT
         During December 1999, the Company received notification from a stockholder alleging that the Company was in breach of an online recruiting agreement entered into in 1996. Subsequent to year end as a result of a settlement agreement, the Company issued the stockholder warrants to purchase 100,000 shares of common stock at $3.46 per share in settlement of such dispute. The Company recorded the fair value of these warrants, determined using the Black-Scholes option pricing model, during the year ended December 31, 1999.


17.      SUBSEQUENT EVENTS

         BUILDING SUBLEASE
         In January and February 2000, the Company entered into two sublease agreements, whereby the Company subleased a portion of their facilities for terms and conditions consistent with the Company's primary lease. The subleases provide for a base monthly rent and expire in April 2001.

         STRATEGIC RELATIONSHIP
         In March 2000, the Company entered into an agreement with a strategic partner and its affiliates. The Company sold 970,874 shares of Series C-2 convertible preferred stock in exchange for advertising throughout the partner's television networks. The estimated fair value of the Series C-2 preferred stock will be recorded to the preferred stock accounts, with an equal amount related to the future advertising recorded as a reduction of convertible preferred stock which will be recognized as selling and marketing expense as the advertising is delivered.

         Versity.com, Inc.
         In April 2000, the Company acquired for a purchase price of approximately $33,139,000 all of the outstanding common and preferred stock of Versity.com, Inc. ("Versity"), a company that primarily operates an online academic community for college students that provides free lecture notes, research resources and collaborative study tools to aggregate a loyal user base. In exchange for all of the outstanding options, common and preferred stock of Versity, the Company issued a) 5,819,978 shares of common stock with a fair value of $5.07 per share and b) options with a fair value of $4.63 per share to purchase 784,422 shares of common stock at an exercise price of $2.00 per share.

         RESCISSION OFFER
         The Company has determined that certain amounts related to options are subject to a potential rescission offer. The rescission offer will include an offer to repurchase shares purchased pursuant to option exercises at the exercise price, plus interest at an annual rate of 10% from the date of issuance. To comply with California Securities Law, the Company will also offer to repurchase all unexercised options issued to such persons at 20% of the option exercise price multiplied by the number of shares subject to such options, plus interest at an annual rate of 10% per year from the date of issuance. Management estimates that the Company could be required to pay up to approximately $3,300,000 plus interest pursuant to the rescission offer.

         LEGAL PROCEEDINGS
         In April 2000, a former consultant filed a complaint against the Company in California Superior Court for the County of San Diego, alleging breach of contract and fraud. The plaintiff seeks, among other things, compensatory and punitive damages, attorney's fees and an option to purchase 300,000 shares of common stock at an exercise price of $0.22 per share. Although the Company intends to vigorously defend its position, there can be no assurance that a favorable outcome will be obtained or that, if the matter were resolved in favor of the plaintiff, there would not be a material adverse effect on the Company.

                              CollegeClub.com, Inc.
                              Debtor-In-Possession
                           Consolidated Balance Sheet
                                   (Unaudited)

                                                                                               September 30,
                                                                                                    2000
                                                                                               -------------
                                     ASSETS
Current assets
   Cash and cash equivalents .............................................................     $      82,000
   Accounts receivable, net ..............................................................           449,000
   Other current assets ..................................................................           219,000
                                                                                               -------------
     Total current assets ................................................................           750,000
   Property and equipment, net ...........................................................        11,593,000
   Other Assets ..........................................................................           144,000
                                                                                               -------------
    Total assets .........................................................................     $  12,487,000
                                                                                               =============
             LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accrued compensation ...................................................................           904,000
  Accrued liabilities ....................................................................           408,000
  Note payable ...........................................................................           442,000
                                                                                               -------------
     Liabilities not subject to compromise ...............................................         1,754,000

  Liabilities subject to compromise (Note 3)..............................................        19,594,000
                                                                                               -------------
     Total liabilities ...................................................................        21,348,000

Commitments and contingencies (Note 10)

Mandatorily Redeemable Preferred Stock
  Preferred stock, $.001 par value, authorized 26,213,537 shares:
  Series A convertible preferred stock, designated 1,536,537 shares, 1,536,516 shares
  issued and outstanding; liquidation preference of $2,110,000 ..........................          2,110,000
  Series B convertible preferred stock, designated 8,000,000 shares, 7,414,027 shares
  issued and outstanding; liquidation preference of $21,130,000..........................         20,526,000
  Series B-1 convertible preferred stock, designated 777,000 shares, 763,178 shares
  issued and outstanding; liquidation preference of $2,610,000 ..........................          2,610,000
  Series C convertible preferred stock, designated 12,700,000 shares, 11,348,863 shares
  issued and outstanding; liquidation preference of $58,901,000 .........................         36,680,000
  Series C-1 convertible preferred stock, designated 1,700,000 shares, 1,636,977 shares
  issued and outstanding; liquidation preference of $8,496,000 ..........................          5,664,000
  Series C-2 convertible preferred stock, designated 1,500,000 shares, 970,874 shares
  issued and outstanding liquidation preference of $4,922,300 ...........................                 --
                                                                                               -------------
                                                                                                  67,590,000

Stockholders' deficit
Common stock, $0.001 par value; 81,700,000 authorized shares;
    26,174,824 shares issued and outstanding ..........................................               26,000
    Additional paid-in capital ........................................................           61,304,000
    Accumulated deficit ...............................................................         (131,716,000)
    Unearned compensation .............................................................           (6,065,000)
                                                                                               -------------
        Total stockholders' deficit ...................................................          (76,451,000)
                                                                                               -------------
        Total liabilities, mandatorily redeemable preferred stock
          and stockholders' deficit ...................................................        $  12,487,000
                                                                                               =============

              The accompanying notes are an integral part of these
                       consolidated financial statements

                              CollegeClub.com, Inc.
                              Debtor-In-Possession
                      Consolidated Statements of Operations
                                   (Unaudited)


                                                                                Nine Months Ended September 30,
                                                                                1999                       2000
                                                                                ----                       ----
Revenue ........................................................             $    800,000              $  5,394,000

Cost and expenses
     Production and technology, excluding stock-based
        compensation expense of  $150,000 and ($4,000),
        respectively ...........................................                1,947,000                 7,977,000
     Selling and marketing, excluding stock-based compensation
        expense of $1,500,000 and ($43,000), respectively ......                6,846,000                14,810,000
     General and administrative, excluding stock-based
        compensation expense of $1,051,000 and $195,000,
        respectively ...........................................                2,902,000                23,951,000
     Depreciation and amortization .............................                  507,000                12,293,000
     Impairment of goodwill (Note 8) ...........................                       --                33,738,000
     Stock-based compensation ..................................                2,701,000                   148,000
                                                                             ------------              ------------
             Total costs and expenses...........................               14,903,000                92,917,000
                                                                             ------------              ------------
Loss from operations ...........................................              (14,103,000)              (87,523,000)
                                                                             ------------              ------------
     Interest expense, net .....................................                 (211,000)                  (41,000)
     Other income, net .........................................                  181,000                        --
     Loss on sale of assets (Note 6)............................                       --                (7,931,000)
                                                                             ------------              ------------
Net loss before reorganization .................................              (14,133,000)              (95,495,000)
                                                                             ------------              ------------
Reorganization costs (Note 4) ..................................                       --                 1,219,000
Net loss .......................................................             ($14,133,000)             ($96,714,000)
                                                                             ============              ============
Basic and diluted net loss per share ...........................             ($      0.87)             ($      4.06)
                                                                             ============              ============
Shares used in computing basic and diluted net loss per share ..               16,189,515                23,809,871
                                                                             ============              ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements

                              CollegeClub.com, Inc.
                              Debtor-In-Possession
                      Consolidated Statement of Cash Flows
                                   (Unaudited)

                                                                                 For The Nine Months
                                                                                 Ended September 30,
                                                                              1999                2000
                                                                          ------------        ------------
Cash flows from operating activities:
   Net loss                                                              ($14,133,000)      ($96,714,000)
Adjustments to reconcile net loss to net cash used
in operating activities:
   Depreciation and amortization                                              507,000         12,293,000
   Impairment of goodwill                                                          --         33,738,000
   Non-cash compensation (net), expenses and gains                          2,780,000            226,000
   Loss on sale of assets                                                          --          7,931,000
   Write-off of advance to employee                                                --            100,000
   Non-cash marketing expense associated with in-kind
   contributions                                                                   --          6,118,000
Increase (decrease) in cash resulting from changes in:
   Accounts receivable, net                                                  (474,000)           878,000
   Other current assets                                                       (99,000)           (55,000)
   Other assets                                                               (13,000)         1,249,000
   Accounts payable                                                           746,000          8,254,000
   Accrued compensation                                                      (150,000)         1,445,000
   Accrued liabilities                                                         58,000             54,000
   Software license deposit                                                  (500,000)                --
   Deferred revenue                                                           775,000           (418,000)
                                                                         ------------       ------------
Net cash used in operating activities                                     (10,503,000)       (24,901,000)
                                                                         ------------       ------------

Cash flows from investing activities:
   Purchases of property and equipment                                     (1,177,000)        (5,556,000)
   Cash acquired in business acquisitions                                     176,000                 --
   Proceeds from sale of assets                                                    --          1,858,000
   Issuance of advances to employees                                         (100,000)                --
                                                                         ------------       ------------
Net cash used in investing activities                                      (1,101,000)        (3,698,000)
                                                                         ------------       ------------

Cash flows from financing activities:
   Proceeds from issuance of convertible debt                               7,396,000                 --
   Proceeds from borrowing of short term facility (post-petition)                  --            437,000
   Proceeds from issuance of Series B convertible preferred stock           6,515,000                 --
   Proceeds from issuance of Series B-1 convertible preferred stock           476,000                 --
   Proceeds from issuance of common stock                                      10,000            320,000
   Payments on capital lease obligation                                      (280,000)        (1,816,000)
   Payments on long-term debt                                                (527,000)                --
                                                                         ------------       ------------
Net cash provided by (used in) financing activities                        13,590,000         (1,059,000)
                                                                         ------------       ------------

Net increase (decrease) in cash and cash equivalents                        1,986,000        (29,658,000)
Cash and cash equivalents, beginning of year                                  409,000         29,740,000
                                                                         ------------       ------------
Cash and cash equivalents, end of period                                 $  2,395,000       $     82,000
                                                                         ============       ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                              CollegeClub.com, Inc.
                              Debtor-In-Possession
                Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)

                                                                                                 For The Nine Months
                                                                                                 Ended September 30,
                                                                                             1999               2000
                                                                                        ------------          ----------
NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Acquisition of property and equipment through capital lease agreements                   757,000            3,953,000
   Conversion of subordinated convertible notes and unpaid accrued interest to
   Series B convertible preferred stock                                                   8,318,000                  --
   Purchase of Campus 24, Inc. in exchange for Series B convertible preferred
   stock                                                                                  1,111,000                  --
   Purchase of CollegeBeat.com, Inc. in exchange for Series B convertible
   preferred stock                                                                          425,000
   Issuance of convertible preferred stock in conjunction with
   in-kind contributions                                                                  6,248,000           4,922,000
   Services rendered in exchange for common stock and warrants                                   --             585,000
   Purchase of Versity.com, Inc. in exchange for common stock                                    --          33,139,000

The accompanying notes are an integral part of these consolidated financial statements.

                              CollegeClub.com, Inc.
                              Debtor-In-Possession
                     Notes to Unaudited Financial Statements
                               September 30, 2000

1. The financial statements include the accounts of CollegeClub.com, Inc., (the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these financial statements be read in connection with the audited financial statements and notes thereto included elsewhere in this Form 8-K/A filed with the Securities and Exchange Commission.

         The accompanying unaudited financial statements contain all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented.

2.       BANKRUPTCY

         On August 21, 2000 (the "Petition Date") CollegeClub.com, Inc. and certain of its subsidiaries filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (the "Bankruptcy Court"). These related proceedings are being jointly administered under the caption "In re CollegeClub.com, Inc.", Case No. 00-8305-A11. The following subsidiaries were not included in the bankruptcy filings: Versity.com, Inc. and IZIO Corporation. Simultaneously with the initial filing, a motion was filed in order to obtain approval for the sale of substantially all the Company's and certain subsidiaries' assets to Student Advantage, Inc. ("Student Advantage").

         On October 24, 2000, the Bankruptcy Court entered an order approving the sale of substantially all of the assets of CollegeClub, CollegeStudent and Campus 24 to Student Advantage in exchange for $7,515,000 in cash and 1,324,761 shares of Student Advantage's common stock. Student Advantage also assumed certain liabilities of CollegeClub. In addition, pursuant to the terms of the sale, if certain web site revenue performance goals are met during 2001, Student Advantage will pay up to an additional $5.0 million in cash to the Company.

         In November 2000, the Company sold certain assets of its subsidiary, IZIO Corporation, relating to its course management software, in exchange for approximately $400,000 in cash. The proceeds from the sale will be used to settle all of IZIO's liabilities. Any remaining proceeds will be distributed to Versity.com, Inc.'s creditors as consideration for their claims. It is unknown at this time whether the remaining proceeds will be sufficient for Versity's creditors claims and whether Versity creditors would be included in any CollegeClub settlement.

         As a result of the asset sales, the Company currently intends to liquidate its assets and distribute the proceeds to creditors. Currently, the amount of settlement a creditor should receive cannot be estimated as the aggregate settlement amount will be paid out of a) cash generated through the sale of the Company's remaining assets and
         b) 1,324,761 shares of Student Advantage common stock owned by the Company, the value of which will be dependent upon the market price of the Student Advantage common stock around the date of distribution.

         Under the Bankruptcy Code, actions to collect pre-petition indebtedness are stayed and other contractual obligations may not be enforced against the Company. In addition, the Company may reject executory contracts and lease obligations. Parties affected by these rejections may file claims with the Bankruptcy Court.

         The accompanying financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. However, as a result of the Chapter 11 filing and circumstances relating to this event, including the Company's losses from operations, such realization of assets and liquidation of liabilities is subject to significant uncertainty. While under the protection of Chapter 11, the Company may sell or otherwise dispose of assets, and liquidate or settle liabilities, for amounts other than those reflected in the financial statements. Further, any plan of liquidation could materially change the amounts reported in the financial statements, which do not give effect to all adjustments of the carrying value of assets or liabilities that might be necessary as a consequence of liquidation.

3.       LIABILITIES SUBJECT TO COMPROMISE

         Certain claims against the Company in existence as of the Petition date are reflected in the September 30, 2000 balance sheet as "liabilities subject to compromise." The principal categories of these claims are identified below. All amounts below may be subject to future adjustment depending on Bankruptcy Court action, further developments with respect to disputed claims, or other events. Additional claims may arise resulting from rejection of additional executory contracts or unexpired leases by the Company. Student Advantage did not assume any of these liabilities, except for approximately $3,248,000 of capital leases.

                   Accounts Payable                               $   13,305,000
                   Accrued wages, benefits, and taxes                  1,167,000
                   Accrued liabilities                                   520,000
                   Note payable                                          492,000
                   Capital lease obligations                           4,032,000
                   Deferred Revenue                                       78,000
                                                                  --------------
                                                                      19,594,000
                                                                  ==============

         As a result of the bankruptcy filing, no payments will be made on any pre-petition debt without

         Bankruptcy Court approval or until a plan defining the repayment terms has been approved by the Bankruptcy Court.


4.       REORGANIZATION COSTS

         Reorganization costs recorded during the post-petition period consisted of the following:


                   Retention Bonus                         $  811,000
                   Professional fees                          408,000
                                                           ----------
                                                           $1,219,000
                                                           ==========


         In conjunction with the Company's petition for relief under the federal bankruptcy code, management and the board of directors approved and communicated to the Company's employees the terms of a retention plan which provided for bonuses to be paid to employees who provided services to the Company during the debtor-in-possession period. The Company has recorded retention bonuses in the amount of $811,000 during the nine months ended September 30, 2000 related to these bonuses. On October 31, 2000, the Company paid approximately $1,400,000 in retention bonuses including $589,000 in bonuses incurred subsequent to September 30, 2000. In conjunction with the sale of certain assets and liabilities to Student Advantage, Student Advantage reimbursed
         $796,000 of these bonus amounts to the Company.

         During the nine months ended September 30, 2000, the Company recorded $408,000 in professional fees related primarily to legal and accounting services related to the Chapter 11 filing and incurred during the debtor-in-possession period.



5.       ACQUISITIONS

         In April 2000, the Company acquired for a purchase price of $33,139,000 all of the outstanding common and preferred stock of Versity.com, Inc. ("Versity"), a company that primarily operated an online academic community for college students that provides free lecture notes, research resources and collaborative study tools. In exchange for all of the outstanding options, common and preferred stock of Versity, the Company issued a) 5,819,978 shares of common stock with a fair value of $5.07 per share and b) options with a fair value of $4.63 per share to purchase 784,422 shares of the Company's common stock at an exercise price of $2.00 per share. The acquisition has been accounted for under the purchase method of accounting and the operating results of Versity have been included in the Company's results of operations beginning on the acquisition date. The purchase price was allocated to identifiable assets and liabilities based on their estimated fair values, with the excess of the purchase price over the fair value of the net liabilities acquired reflected as goodwill, as follows:

                     Current assets                   $    77,000
                     Fixed assets                         537,000
                     Deferred compensation                545,000
                     Goodwill                          33,904,000
                     Liabilities assumed               (1,924,000)
                                                      -----------
                                                       33,139,000
                                                      ===========

         The pro forma results of operations for the nine months ended September 30, 2000 below represent the effect on the Company's results of operations as if the acquisition of Versity had occurred on January 1, 2000, instead of on the acquisition date.

                     Net revenue                     $   5,504,000
                     Net loss                        $(103,375,000)
                     Net loss per common share              $(3.96)

6.       SALE OF ASSETS

         On July 28, 2000, the Company sold certain assets of its subsidiary, eStudentLoan, LLC, relating to its student loan search engine business, in exchange for approximately $910,000 in cash. The Company recorded a loss on the sale of eStudentLoan, LLC of $3,898,000 in the results of operations for the nine months ended September 30, 2000. The sale agreement also included terms whereby CollegeClub could repurchase eStudentLoan for a premium if certain criteria were met. The repurchase arrangement expired in October 2000.

         On August 20, 2000, the Company sold certain assets of its subsidiary, CollegeStudent.com Inc., relating to its on-line college bookstore ("CollegeStore Online"), in exchange for approximately $948,000 in cash. The Company recorded a loss on the sale of certain assets of CollegeStudent.com, Inc. of $4,033,000 in the results of operations for the nine months ended September 30, 2000.


7.       STRATEGIC INVESTMENT

         During March 2000, the Company entered into an agreement with a strategic partner and its affiliates. The Company sold 970,874 shares of Series C-2 convertible preferred stock in exchange for television advertisement slots throughout the partner's network for a period of one year. The estimated fair value of the Series C-2 preferred stock of $4,922,000 has been recorded to the preferred stock accounts, with an equal amount related to future advertising recorded as a reduction of convertible preferred stock which will be recognized as selling and marketing expense as the services are delivered. No advertising was delivered by the strategic partner during the nine months ended September 30, 2000. In October 2000, the Bankruptcy Court approved the assignment of the agreement to Student Advantage.

8.       GOODWILL

         As of September 30, 2000, the Company determined that goodwill was impaired based upon Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Because the operations of the entities to which the goodwill related had ceased and employees had been terminated, estimated future cash flows from these entities were insufficient to recover the goodwill carrying values. Accordingly, the Company recorded an impairment loss of $33,738,000 in the results of operations for the nine months ended September 30, 2000.

9.   STRATEGIC MARKETING RELATIONSHIP

     In September 1999, the Company entered into an agreement with a strategic partner whereby the Company issued 1,769,922 shares of Series B convertible preferred stock and 761,259 shares of Series B-1 convertible preferred stock in exchange for $1,400,000 in cash, $130,000 of tangible equipment and a commitment for the delivery of certain proprietary advertising content and promotional items from the partner as well as online promotion throughout the partner's network of websites for a period of three years. The estimated fair value of the future promotional commitments of approximately $6,118,000 was recorded as a reduction of convertible preferred stock during the year ended December 31, 1999.

     During the nine months ended September 30, 2000, the Company amortized $1,700,000 to selling and marketing expense associated with advertising delivered by the strategic partner. In connection with the Company's bankruptcy filing and sale of substantially all its assets to Student Advantage, the strategic partner was no longer obligated to deliver future advertising and promotional items to the Company. Accordingly, the remaining unamortized amount of $4,418,000 recorded as a reduction of convertible preferred stock, was written off.

10.  COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is subject to legal proceedings which arise in the normal course of business. The ultimate liability resulting from these legal proceedings can not be reasonably estimated. As discussed in Note 2, the claims and litigation relating to pre-petition periods have been stayed as a result of the Chapter 11 filing.

ITEM 7. (b) (1) UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF STUDENT ADVANTAGE, INC.

     On October 31, 2000 Student Advantage, Inc. (the "Company") purchased certain assets and assumed certain liabilities of CollegeClub.com, Inc. ("CollegeClub"). On July 28, 2000, Student Advantage also acquired certain assets of eStudentLoan, LLC ("eStudentLoan") a wholly-owned subsidiary of CollegeClub. The unaudited pro forma combined condensed balance sheet assumes that the CollegeClub transaction took place on September 30, 2000. The unaudited pro forma combined condensed balance sheet combines the unaudited historical condensed balance sheet of Student Advantage and CollegeClub as of September 30, 2000. The unaudited pro forma combined condensed statements of operations assume that the transactions had been consummated at the beginning of the periods presented. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2000 combine the unaudited historical statements of operations of Student Advantage and CollegeClub for nine months ended September 30, 2000. The unaudited combined condensed statement of operations for the year ended December 31, 1999 combines the audited historical statement of operations of Student Advantage and CollegeClub for the year ended December 31, 1999. The pro forma combined statement of operations for the nine months ended September 30, 2000 presents the statement of operations through the loss from operations rather than total net loss because CollegeClub's statement of operations for that period includes significant nonrecurring charges related to reorganization costs and losses recognized on the disposal of assets.

     The pro forma information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would actually have occurred if the transaction had been in effect on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and assumptions that the Registrant believes are reasonable in the circumstances. The pro forma information should be read in conjunction with the Company's December 31, 1999 financial statements and notes thereto contained in Form 10-K dated March 31, 2000 and CollegeClub's December 31, 1999 financial statements included within this Form 8K/A.

     These transactions are accounted for under the purchase method of accounting. The purchase price is allocated to the tangible and intangible assets purchased, as well as liabilities assumed, based upon their respective fair values. The allocation of the purchase price included in the pro forma condensed financial information is preliminary. The final values may differ from those set forth herein. The Company believes, however, that the final allocation will not be materially different from the pro forma allocation.

                             Student Advantage, Inc.
                   Pro Forma Condensed Combined Balance Sheet
                            As of September 30, 2000


                                                STUDENT                            PRO FORMA           PRO FORMA
                                               ADVANTAGE       COLLEGECLUB        ADJUSTMENTS          COMBINED
                                           -------------    --------------       ------------        -------------
ASSETS
Current Assets
    Cash and cash equivalents              $  19,418,000     $      82,000        ($8,311,000)(a)
                                                                                      442,000 (d)
                                                                                      (82,000)(b)    $  11,549,000
    Accounts receivable, net                   6,052,000           449,000           (449,000)(b)        6,052,000
    Prepaid and other current assets           2,388,000           219,000          3,350,000 (c)
                                                                                     (442,000)(d)
                                                                                      (58,000)(b)        5,457,000
                                           -------------     -------------       ------------        -------------
      Total current assets                    27,858,000           750,000         (5,550,000)          23,058,000

Property and equipment, net                    5,330,000        11,593,000           (447,000)(b)       16,476,000
Investments                                    5,627,000                --                 --            5,627,000
Goodwill and other intangibles, net           10,386,000                --          2,353,000 (e)       12,739,000
Other assets                                          --           144,000           (144,000)(b)               --
                                           -------------     -------------       ------------        -------------
      Total assets                         $  49,201,000     $  12,487,000        ($3,788,000)       $  57,900,000
                                           =============     =============       ============        =============


Liabilities, Convertible Preferred
    Stock and Stockholders' Deficit

Current liabilities
    Accounts payable                           4,723,000                --                 --            4,723,000
    Accrued wages, benefits and related
      taxes                                    1,541,000           904,000           (904,000)(b)        1,541,000
    Accrued liabilities                        6,881,000           408,000           (408,000)(b)        6,881,000
    Transaction costs                                 --                --            630,000 (f)          630,000
    Note payable                                      --           442,000           (442,000)(d)               --
    Current portion of capital lease
      obligation                                                        --          1,099,000 (g)        1,099,000
    Deferred revenue                           7,918,000                --                 --            7,918,000
                                           -------------     -------------       ------------        -------------
      Total current liabilities not
       subject to Compromise                  21,063,000         1,754,000            (25,000)          22,792,000
    Liabilities Subject to Compromise                 --        19,594,000         (3,248,000)(g)
                                                                                  (16,346,000)(b)               --
                                           -------------     -------------       ------------        -------------
      Total current liabilities               21,063,000        21,348,000        (19,619,000)          22,792,000

Capital lease obligations, net of
  current portion                                     --                --          2,149,000 (g)        2,149,000

      Total Liabilities                       21,063,000        21,348,000        (17,470,000)          24,941,000

Convertible Preferred Stock                           --        67,590,000        (67,590,000)(h)               --

Stockholder's deficit
    Common stock                                 361,000            26,000            (26,000)(h)
                                                                                       13,000 (a)          374,000
    Paid-in capital                           89,244,000        61,304,000        (61,304,000)(h)
                                                                                    4,808,000 (a)       94,052,000
    Notes Receivable from Stockholders           (50,000)               --                 --              (50,000)
    Unearned compensation                     (1,119,000)       (6,065,000)         6,065,000 (h)       (1,119,000)
    Accumulated deficit                      (60,298,000)     (131,716,000)       131,716,000 (h)      (60,298,000)
                                           -------------     -------------       ------------        -------------
      Total stockholders' deficit             28,138,000       (76,451,000)        81,272,000           32,959,000
                                           -------------     -------------       ------------        -------------
      Total liabilities, convertible
        preferred stock and
        stockholders' deficit              $  49,201,000     $  12,487,000       $ (3,788,000)       $  57,900,000
                                           =============     =============       ============        =============


                             See accompanying notes.

                             Student Advantage, Inc.
                   Pro Forma Combined Statement of Operations
               For the Nine Month Period ended September 30, 2000


                                                      STUDENT                              PRO FORMA             PRO FORMA
                                                     ADVANTAGE         COLLEGECLUB        ADJUSTMENTS             COMBINED
                                                     ---------         -----------        -----------            ---------
REVENUE                                            $ 35,348,000       $  5,394,000                              $ 40,742,000

COST AND EXPENSES
   Cost of revenue                                   15,317,000                 --                                15,317,000
   Product development and technology                12,315,000          7,977,000         (415,000)(i)           19,877,000
   Sales and marketing                               13,316,000         14,810,000       (1,234,000)(i)           26,892,000
   General and administrative                         7,320,000         23,951,000         (512,000)(i)           30,759,000
   Depreciation and amortization                      3,946,000         12,293,000       (9,853,000)(j)
                                                                                          1,087,000 (e)            7,473,000
   Impairment of goodwill                                    --         33,738,000      (33,738,000)(j)                   --
   Stock-based compensation                             616,000            148,000               --                  764,000
                                                   ------------       ------------      -----------             ------------
        Total costs and expenses                     52,830,000         92,917,000      (44,665,000)             101,082,000

Loss from operations                               $(17,482,000)      $(87,523,000)     $44,665,000             $(60,340,000)
                                                   ============       ============      ===========             ============



                             See accompanying notes.

                            Student Advantage, Inc.
                   Pro Forma Combined Statement of Operations
                      For the year ended December 31, 1999



                                                    STUDENT                                 PRO FORMA             PRO FORMA
                                                   ADVANTAGE          COLLEGECLUB          ADJUSTMENTS            COMBINED
                                                   ---------          -----------          -----------            --------
REVENUE                                          $ 27,644,000         $ 2,913,000               --              $ 30,557,000

COST AND EXPENSES

   Cost of revenue                                 15,543,000                  --               --                15,543,000
   Product development and technology               9,654,000           3,483,000               --                13,137,000
   Sales and marketing                             11,704,000          12,503,000               --                24,207,000
   General and administrative                       8,543,000           7,010,000               --                15,553,000
   Depreciation and amortization                    1,994,000           1,498,000        1,528,000 (e)
                                                                                          (786,000)(j)             4,234,000
   Stock-based compensation                         1,119,000           4,151,000               --                 5,270,000
                                                -------------       -------------       ----------              ------------
        Total costs and expenses                   48,557,000          28,645,000          742,000                77,944,000

Loss from operations                              (20,913,000)        (25,732,000)        (742,000)              (47,387,000)

     Interest income (expense), net                 1,358,000            (351,000)              --                 1,007,000
     Other, net                                            --             318,000               --                   318,000
                                                -------------       -------------       ----------              ------------

Net loss                                         $(19,555,000)        (25,765,000)        (742,000)             $(46,062,000)
                                                 ============       =============       ==========              ============

Net Loss per share                               $      (0.71)                                                  $      (1.60)
                                                 ============                                                   ============
Weighted Average Shares                            27,410,000                                                     28,734,761
                                                 ============                                                   ============




                             See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Pro forma adjustments to reflect the acquisition of CollegeClub and eStudentLoan give effect to the following:

(a) On October 31, 2000, Student Advantage completed the acquisition of substantially all of the assets of CollegeClub in a transaction accounted for as a purchase (see Item 2 "Acquisition or Disposition of Assets"). The aggregate consideration paid by Student Advantage for the acquired assets is as follows:

          Cash                                        $ 7,515,000
          Cash paid for Retention Bonuses                 796,000
          Common stock, $.01 par, 1,324,761 shares      4,821,000
          Transaction costs                               630,000
                                                      -----------
               Total purchase price                   $13,762,000
                                                      ===========

     The fair value of Student Advantage's common stock issuable to effect the purchase is estimated to be approximately $3.64 per share. This share value is based on the average closing price of Student Advantage's common stock for the three days before and after October 24, 2000, the day the Bankruptcy Court entered an order approving the sale. The share value has been discounted at 13% (based on an independent appraisal) to reflect the lack of liquidity associated with lock-up provisions in the stock agreements.

     In conjunction with CollegeClub's petition for relief under the federal bankruptcy code, CollegeClub's board of directors approved a retention plan which provided for bonuses to be paid to employees who provided services to CollegeClub during the debtor-in-possession period. CollegeClub paid approximately $1,400,000 in retention bonuses on the closing date of the sale to Student Advantage. Student Advantage reimbursed $796,000 of these bonuses.

     The transaction is accounted for under the purchase method of accounting. The purchase price is allocated to tangible and intangible assets purchased, as well as liabilities assumed, based upon their respective fair market values. The allocation of the purchase price included in the pro forma condensed financial information is preliminary. Certain assets may be written down to fair market value and goodwill may be allocated to specific intangible assets based on the results on an independent appraisal.

(b) These adjustments reflect the elimination of assets and liabilities not acquired or assumed by Student Advantage.

(c) Student Advantage acquired rights under an agreement with a strategic partner of CollegeClub, which provides access to television advertisement slots throughout the partner's network, with a total fair value estimated at $3,350,000 after an amendment to the agreement. In connection with the agreement, CollegeClub had exchanged convertible preferred shares for the right to advertisement slots and as a result, had reflected the value of this agreement as a reduction to convertible preferred stock.

(d) Prior to the acquisition, Student Advantage provided CollegeClub with debtor-in-possession financing under a line of credit. The balance outstanding under this line of credit was credited against the cash purchase price at the closing. As of September 30, 2000 there was $442,000 outstanding under this financing agreement.

(e) In connection with the transaction, Student Advantage acquired net assets with an estimated fair value of $11,409,000, resulting in goodwill of $2,353,000, which will be amortized over two years. The adjustments reflect the amortization of goodwill over the estimated useful life of two years as if the acquisition had occurred as of the beginning of the periods presented.

     In addition, Student Advantage recorded goodwill of approximately $1,054,000 in connection with the acquisition of eStudentLoan, on July 28, 2000. The adjustments reflect amortization of this goodwill over the estimated useful life of three years as if the acquisition had occurred as of the beginning of the periods presented.

(f) Reflects the estimated transaction costs resulting from the acquisition of CollegeClub, principally legal and accounting fees.

(g) Student Advantage assumed some of CollegeClub's obligations under capital leases, which have been classified as liabilities subject to compromise in CollegeClub's balance sheet as of September 30, 2000.

(h) Represents the elimination of CollegeClub's capital accounts, including convertible preferred stock, common stock, paid-in-capital, unearned compensation and accumulated deficit.

(i) Student Advantage did not purchase certain assets or operations of CollegeClub, including Versity.com, IZIO and CollegeStore Online. These adjustments reflect the elimination of the operating results of Versity.com and IZIO, which were acquired by CollegeClub during 2000.

     Although Student Advantage did not acquire CollegeStore Online, those activities were operated as an integrated component of the operations of CollegeClub, as a result, it is not practical to identify and eliminate the operating results associated with those activities. Management does not consider the CollegeStore Online operating results material to the total operations of CollegeClub.

(j) Since this transaction is an acquisition of certain assets of CollegeClub, the goodwill amortization expense and impairment charges recognized by CollegeClub have been eliminated from the combined pro forma results and the goodwill amortization resulting from this transaction has been included, as disclosed in Note (e).

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  Student Advantage, Inc.


                                  (Registrant)

Dated: January 16, 2001           By: /s/ Kenneth S. Goldman
                                  ----------------------------------------
                                  Kenneth S. Goldman, Executive Vice President
                                  and Chief Financial Officer (Principal
                                  Financial and Accounting Officer)

                                  EXHIBIT INDEX

2.1* Asset Purchase Agreement, dated as of August 21, 2000, by and among Student Advantage, Inc., CollegeClub.com, Inc., CollegeStudent.com, Inc. and Campus 24, Inc.

2.2* Amendment No. 1 to the Asset Purchase Agreement, dated as of October 19, 2000, by and among Student Advantage, Inc., CollegeClub.com, Inc., CollegeStudent.com, Inc. and Campus 24, Inc.

2.3* Asset Purchase Agreement, dated as of July 28, 2000, by and among Student Advantage, Inc., ESL Acquisition Co., eStudentLoan, LLC, CollegeStudent.com, Inc. and CollegeClub.com, Inc.

23.1     Consent of PricewaterhouseCoopers LLP.







--------------------------

*        Previously filed.